INDEPENDENT CONTRACTOR AGREEMENT

This INDEPENDENT CONTRACTOR AGREEMENT (this “Agreement”) is entered into this 21st day of October, 2016 (“Effective Date”), by and between JAYHAWK ENERGY, INC., a Nevada corporation (the “Company”), and THREE RIVERS BUSINESS CONSULTING, LLC, a Pennsylvania limited liability company (“Contractor”), having an office at 23 Overlook Court, Pittsburgh, PA 15222.  Company and Contractor are individually referred to as a (“Party”) and are collectively referred to in this Agreement as the (“Parties”).

RECITALS:

WHEREAS, the Company is engaged in the business of oil & gas exploration, development, production and sales.

WHEREAS, the Company is a Section 12(g) reporting company and has its securities listed on OTC Markets.

WHEREAS, the Company has a need to engage an independent contractor to provide Investor Relations (“IR”) and Public Relations (“PR”) services.

WHEREAS, Contractor possesses certain IR and PR skills, experience, talents, abilities and certifications that the Company desires to utilize.

WHEREAS, the Company desires to engage Contractor as an independent contractor to perform the Scope of Work described on Exhibit 1, and Contractor desires to perform the Scope of Work for the Company.

NOW, THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.

Recitals.  The foregoing Recitals are hereby incorporated into this Agreement by this reference.

2.

Engagement. The Company hereby engages Contractor as an independent contractor to provide the services (the “Scope of Work”) described on Exhibit 1, which may be expanded upon, subject to the mutual consent of the Parties. Contractor warrants that it is qualified to perform such tasks.  The Parties acknowledge that Contractor may work as an independent contractor or employee for other companies or divisions of the Company throughout the term of this Agreement so long as such work is not in violation of this Agreement.

3.

Performance.

  Contractor agrees to devote its “best efforts” in the performance of all duties and responsibilities performed for the benefit of the Company.  Contractor shall devote such amount of time and effort as may be necessary to perform duties and responsibilities assigned to Contractor by the Company.  The Company shall not direct Contractor as to the details and means of accomplishing such duties and responsibilities.

4.

Compensation. The Company agrees to compensate Contractor for performance of the Scope of Work in the manner described on Exhibit 2. Contractor shall be responsible for its own business expenses.

Three Rivers Business Consulting, LLC. – Independent Contractor Agreement

5.

Term.  Except as otherwise stated herein, the term of this Agreement shall be for a period of twelve (12) months.

6.

Termination. If Contractor is in violation of this Agreement, the Company may terminate this Agreement with or without notice and may seek specific performance. The compensation paid under this Agreement shall be Contractor's exclusive remedy in the event of Termination or breach by the Company. Contractor acknowledges and confirms the reasonableness of this restriction.

7.

Automatic Termination Events. The occurrence of any of the following conditions or events shall cause this Agreement to Terminate immediately without any compensation due to the Contractor beyond that previously received:

a.

The death of Contractor;

b.

The failure or refusal of Contractor to faithfully or diligently perform its obligations and Scope of Work under this Agreement or in a manner commensurate with industry standards;

c.

The engagement of Contactor in any illegal or fraudulent conduct, or any conduct which discredits the Company or is detrimental to the reputation, character, and standing of the Company’s business;

d.

The permanent disability of Contractor for sixty (60) days in any twelve-month period preventing Contractor's performance of the Scope of Work laid out herein;

e.

Voluntary termination of this Agreement based on Contractor’s conduct without notice;

f.

The filing of a petition in voluntary or involuntary bankruptcy by or against the Company;

g.

Any circumstances of fraud, deceitfulness, misrepresentation, illegality, immorality or frustration of Company purpose by Contractor as adjudged by the Chief Executive Officer of the Company in his sole discretion;

h.

Any suspected breach of this Agreement;

i.

Any dissemination of material non-public information provided to Contractor under the protection of the Confidentiality and Non-Disclosure Agreement entered into between Contractor and the Company and/or any subsequently executed Lock-Up Agreement;

j.

Any suspected trading of the Company’s securities based on material non-public information provided to the Contractor under the protection of the Confidentiality and Non-Disclosure Agreement entered into between Contractor or the Company and/or any subsequently executed Lock-Up Agreement; or

k.

Any violation of Company Rules, Policies or Regulations.

Three Rivers Business Consulting, LLC. – Independent Contractor Agreement

8.

Ownership of Work Product.  For purposes of this Agreement, “Work Product” shall mean anything produced, created or developed by Contractor during the course of performing any Scope of Work for the Company, produced by Contractor in rendering services to the Company and either (i) produced with the equipment, supplies, facility, confidential or trade secret information of the Company; (ii) related to the Company’s business; or (iii) resulting from work performed by Contractor for the Company. Contractor hereby agrees and acknowledges that all Work Product is and shall be the sole property of the Company and, for purposes of copyright, is “Work Made for Hire” as that term is defined in section 101 of Title 17 of the United States Code (“U.S. Copyright Act”).  Contractor agrees to sign and provide any and all documents and render any assistance that is reasonably necessary to obtain any copyright, patent or trademark registration or other protection that the Company may seek for the Work Product.

9.

Independent Contractor Relationship.  Contractor and any of its agents’ and employees’ relationships with the Company are that of independent contractor, and nothing in this Agreement is intended to, or should be construed to, create a partnership, joint venture, or employer-employee relationship.  Contractor and its personnel are not the agents of the Company and are not authorized to make any representation, contract or commitment on behalf of the Company.

10.

Grant of License.  The Company hereby grants to Contractor a non-exclusive, limited license to use its trademarks, service marks and copyrighted material for purposes of completing the Scope of Work during the term of this Agreement.  Contractor, specifically has no right to use the Company’s trademarks, service marks or copyrighted material to promote or conduct any other work.

11.

Compliance with Company Rules & Policies.  Contractor agrees to comply with all rules, policies and regulations set forth by the Company, now in effect or hereafter established.

12.

Confidential Information.  As used in this Agreement, the term “Confidential Information” means and includes all material non-public information, trade secrets, know-how, proprietary data, information that has not been disclosed in securities filings with the U.S. Securities & Exchange Commission or information marked or designated by the Company as confidential, information known to the Contractor as being treated by the Company as confidential, whether or not in written form and whether or not designated as confidential, and information provided to the Company by third parties that the Company is obligated to keep confidential.  By way of example only, Confidential Information includes the names of current and prospective customers, investors or shareholders, customer/investor/shareholder contact information and databases, customer preferences, research and development, financial information, redevelopment and all related information including but not limited to prospects, oil & gas projects, Company assets, Company Liabilities, leads, business opportunities, personnel records, projects, acquisitions, production reports, sales, or other records, and files and information that Company uses to operate its business.  Confidential Information also includes, but is not limited to, paper documents, magnetic tape, electronic data, audio/video recordings, digital or film recordings, oral communication and personal knowledge. Notwithstanding the foregoing, “Confidential Information” shall not mean any information that: (i) is in the public domain when Contractor learns of it; (ii) becomes public knowledge after Contractor learns of it without Contractor having disclosed it; (iii) Contractor learns from a source outside of Company or Company’s consultants and other independent parties or others with which Company has a contractual relationship and, so far as Contractor knew, that source was not bound by a

Three Rivers Business Consulting, LLC. – Independent Contractor Agreement

confidentiality agreement with Company and was not otherwise prohibited from disclosing the information by a contractual, legal or fiduciary obligation; and (iv) was independently developed by Contractor without use of any Confidential Information.

13.

Records of the Company.

Contractor may have access to Records of the Company. “Records” include, but are not limited to, all contracts, agreements, financial books, instruments and documents, client lists, memoranda, data, reports, programs, software, tapes, rolodexes, telephone and address books, letters, research, card decks, listings, programming, and any other instruments, records or documents relating or pertaining to client service by the Company or Contractor, the services rendered by Contractor, or the business of the Company. All documents relating to Company's business, including documents created by Contractor or made available for use by Contractor during the course of engagement, are and shall be the permanent and exclusive property of Company and shall be used exclusively for Company's business.  Contractor shall not copy or remove from Company's offices any of Company's books, records, documents, or customer lists, without the express permission of Company. The Company consents to the Contractor’s use of electronic Records during the Term of this Agreement. Contractor acknowledges that Company has the right to inspect and obtain immediate access to all of Company's property and documents used by Contractor, and agrees to return all of Company's property and documents, including any copies, immediately upon request by Company or upon termination of this Agreement.  Contractor agrees to return all originals and copies of Confidential Information, in whatever form, that may be in Contractor’s possession or control, upon termination or upon request by Company. Contractor agrees to destroy any electronic Records in its possession upon Termination of this Agreement at the Company’s request. Note: Contractor shall use its own computer in performance of the Scope of Work and will be granted access electronic Company Records during the Term of this Agreement.

14.

Protection of Confidential Information & Records.  Contractor acknowledges the confidential and proprietary nature of the Company’s Confidential Information and Records and agrees to hold the Company’s Confidential Information and Records in confidence and not to disclose, divulge, publish or otherwise make available such Confidential Information and/or Records to any third party without the prior written consent of the Company.  Contractor shall take all reasonable precautions to protect the confidentiality of the Confidential Information and Records it receives from the Company (including, without limitation, all precautions the Contractor uses in its own business to protect its own confidential information and business records).

15.

Covenant of Nonuse.  Contractor agrees that it will not copy, transmit, reproduce, summarize, quote, or make any commercial or other use whatsoever of Confidential Information, except as may be necessary to perform the Scope of Work for the Company.

16.

Indemnification.  In no event will Contractor be liable to the Company or any third party for any damages, including, but not limited to, service interruptions caused by acts of God, or any other circumstances beyond Contractor’s reasonable control;  or any and all failures of any service provider, of any telecommunications carrier, of the internet backbone, of any internet servers, of the Company’s computer or internet software,  or of any site visitor's computer or internet software, even if Contractor has been advised of the possibility of such damages.

17.

Representations & Warranties of the Company. The Company represents and warrants the following:

Three Rivers Business Consulting, LLC. – Independent Contractor Agreement

a.

The Company is a corporation, validly formed and in good standing, under the laws of the state of its organization;

b.

The undersigned signing on behalf of the Company has all requisite power and authority to enter into this Agreement and bind the Company hereto;

c.

Any elements of text, graphics, photos, designs, trademarks, or other artwork furnished to Contractor for inclusion in the Scope of Work are owned by the Company, or that the Company has permission from the rightful owner to use each of these elements, and will hold harmless, protect, indemnify and defend Contractor and its subcontractors from any liability (including attorney's fees and court costs), including any claim or suit, threatened or actual, arising from the use of such elements furnished by the Company;

d.

To the best of the Company’s knowledge, the Company has not violated any rule or provision of any regulatory agency having jurisdiction over the Company;

e.

To the best of the Company knowledge, the Company is not the subject of any investigation, claim, decree or judgment involving any violation of the Securities & Exchange Commission rules or federal or state securities laws; and

f.

All oral communications, written documents or materials furnished to Contractor or the public by the Company with respect to financial affairs, operations, profitability and strategic planning of the Company are accurate in all material respects and Contractor may rely upon the accuracy thereof without independent investigation. The Company will indemnify and hold harmless Contractor against any claims or litigation including any damages, liability, cost and reasonable attorney's fees as incurred with respect thereto resulting from Contractor's communication or dissemination of any said information (so long as it has not been modified without the prior written consent of the Company), documents or materials excluding any such claims or litigation resulting from Contractor's communication or dissemination of information not provided or authorized by the Company.

18.

Representations & Warranties of the Contractor. Contractor represents and warrants the following:

a.

Contractor is a limited liability company, validly formed and in good standing under the laws of the state of its organization;

b.

The undersigned signing on behalf of the Contractor has all requisite power and authority to enter into this Agreement and bind the Contractor hereto;

c.

Contractor and its agents shall at all time comply with all applicable federal and state securities laws;

Three Rivers Business Consulting, LLC. – Independent Contractor Agreement

d.

Contractor is not required to maintain any licenses and registrations under federal or any state regulations necessary to perform the Scope of Work set forth herein. Contractor acknowledges that, to the best of its knowledge, the performance of the Scope of Work set forth under this Agreement will not violate any rule or provision of any regulatory agency having jurisdiction over Contractor or the Company;

e.

Contractor acknowledges that it is not a Securities Broker/Dealer or a Registered Investment Advisor and that it will not receive any form of “transaction based compensation” (as that term is defined in Regulation D, Rule 506, promulgated under the Securities Act of 1933, as amended) for the Scope of Work performed for the Company;

f.

Contractor or all of its owners/members are “Accredited Investors” as that term is defined in Regulation D, Rule 501(a), as promulgated under the Securities Act of 1933, as amended. Contractor and/or all of its owners/members shall provide to the Company, at the Company’s request, information necessary to confirm the aforementioned accredited investor status periodically during the term of this Agreement;

g.

Contractor has had the opportunity to obtain all information concerning the Company, its operations, legal structure, tax structure, risks related to the business (including any pending or threatened litigation) and any other information or documentation requested by it prior to accepting the Compensation;

h.

Contractor has been advised by the Company that it:

i.

Must be prepared to bear the economic risk of the Compensation for an indefinite period;

ii.

The Shares (defined in Exhibit 2) have not been registered under the Securities Act of 1933, or applicable state securities laws and hence cannot be sold unless they are subsequently registered or an exemption from such registration is available;

iii.

The Company is under no obligation to register the Shares for the Contactor and the Contractor has no right to compel the Company to register the Shares;

iv.

The Shares are highly speculative, involve a high degree of risk and should only be obtained by persons who can afford to lose their entire investment; and

v.

The Shares shall be certificated and such certificates will contain an appropriate restrictive legend prohibiting their sale or transfer, except under certain circumstances in substantially the following form: "The securities represented by this Certificate have not been registered under the Securities Act of 1933 (the "Securities Act") and are "restricted securities" as that term is defined in Rule 144 under the Securities Act.  These securities may not be offered for

Three Rivers Business Consulting, LLC. – Independent Contractor Agreement

sale, sold or otherwise transferred except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration under the Securities Act, the availability of which is to be established to the satisfaction of the Company."

i.

Contractor is on notice that it is sole responsible for the tax consequences related to the issuance of the Compensation described on Exhibit 2;

j.

All oral communications, written documents, or materials furnished to third parties by Contractor, originating with Contractor and to the extent not mirroring material furnished by Company, shall be accurate in all material respects.  Contractor will protect, indemnify and hold harmless Company against any claims or litigation including any damages, liability, cost and reasonable attorney’s fees as incurred with respect thereto resulting from any claims or litigation resulting from Contractor’s communication or dissemination of information not provided or authorized by the Company.

19.

Assignment.  Contractor may not assign work duties to subcontractors without the written consent of the Company. If the Company consents to Contractor’s use of subcontractors, such subcontractors will be mandated to execute a Confidentiality & Non-Disclosure Agreement provided by the Company.

20.

No Disparagement.  During the term of this Agreement and for two (2) years after the Agreement terminates, for any reason, Contractor agrees that it will not directly or indirectly, either as an individual or as the agent, employee, representative, consultant, or partner of another, or in any other manner, disparage or make false or adverse statements about Company, its owners, officers or employees.

21.

Injunctive Relief; Specific Performance.  All provisions and sections of this Agreement are cumulative and are conditions precedent to payment of the Contractor’s compensation. A violation of this Agreement would cause not only actual and compensable damage, but also irreparable harm and continuing injury to the Company, for which there would not be an adequate remedy at law.  Accordingly, if Contractor breaches or threatens to breach this Agreement, the Company shall be entitled to temporary and permanent injunctive relief in addition to, and not in lieu of, any and all other legal remedies, including specific performance, to which it would otherwise be entitled.

22.

Return of Property.  Upon termination of this Agreement, Contractor shall deliver to the Company all property or items related to Company's business (including keys, Records, notes, Confidential Information, data, memoranda, models, and equipment) that is in the possession or under the control of the Contractor. Such obligation, without waiver, may be governed by any separate confidentiality or proprietary rights agreements.

23.

Governing Law and Venue.  This Agreement shall be governed by the laws of the State of Nevada, without regard to the law of conflicts.  The Parties waive any application of foreign law to this Agreement and agree that venue in any action by the Parties relating to the subject matter of this Agreement shall lie exclusively in the County of Clark, State of Nevada.

Three Rivers Business Consulting, LLC. – Independent Contractor Agreement

24.

Severability.  The invalidity or unenforceability of any provision within this Agreement shall in no way affect the validity or enforceability of the remainder of this Agreement or any other provision hereof.

25.

Modification; Waiver.  No oral modifications of this Agreement shall be effective, and no delay or failure on the part of either Party to insist on compliance with any provision hereof shall constitute a waiver of such Party’s right to enforce such provision.

26.

Construction.  Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa.  The paragraph headings contained in this Agreement are for convenience only and shall not be construed as part of this Agreement.

27.

Attorneys’ Fees.  In the event litigation shall be instituted to enforce any provision of this Agreement, the prevailing party in such litigation shall be entitled to recover reasonable attorneys’ fees and expenses incurred in such litigation in addition to any other recovery to which such Party may be legally entitled.

28.

Dispute of Terms.  In the event the terms of this Agreement are disputed by the Parties, both Parties agree that the terms shall not be interpreted against the Company merely because the Agreement was drafted by counsel of the Company.

29.

Acknowledgment.  The Contractor acknowledges that it has been given the opportunity to review this Agreement and has read and understands all the provisions.  The Contractor acknowledges and agrees that the restrictions contained in this Agreement are reasonable and necessary for the protection of the goodwill, business and relationships of Company and Contractor. Contractor acknowledges and agrees that the consideration provided to Contractor is sufficient to compensate for its services and the Scope of Work. Contractor acknowledges that, prior to signing this Agreement, it has had an opportunity to seek the advice of independent legal counsel concerning the terms of this Agreement or has waived that right. As a further inducement to Company to engage Contractor and provide other consideration, Contractor represents to Company that observance of the restrictions set forth above will not cause Contractor any undue hardship or unreasonably interfere with Contractor’s ability to earn a livelihood.

30.

Entire Agreement.  This Agreement contains the entire agreement between the Contractor and the Company with respect to the Scope of Work included herein and supersedes all previous written and oral negotiations, commitments and understandings.

31.

Counterparts.  This Agreement may be signed in two or more counterparts and the signatures delivered by facsimile or DocuSign, each of which counterparts shall be deemed an original, but all of which together shall constitute one and the same agreement, with the same effect as if the signatures were upon the same instrument and delivered in person.

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[Signature Page Follows]

Three Rivers Business Consulting, LLC. – Independent Contractor Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

“Company”

JayHawk Energy, Inc.

/s/ Scott Mahoney

__________________________

Name: Scott Mahoney

Title:

Interim President & CEO

“Contractor”

Three Rivers Business Consulting, LLC

/s/ Brian Jacobelli

_____________________________

Name: Brian Jacobelli

Title:

Manager/Member/Principal

Three Rivers Business Consulting, LLC. – Independent Contractor Agreement

EXHIBIT 1

“Scope of Work”

Contractor agrees to provide the following services (“Scope of Work”) to the Company during the term of this Agreement:

•

Review and advisement concerning the technical design of existing and planned products or services;

•

Business development assistance, including suggesting terms of possible transactions and counsel during negotiations;

•

Sales assistance through the development of business models and sales strategies;

•

Advisement regarding financing, review of proposed term sheets, capitalization planning and, where appropriate, participation in negotiations;

•

Strategic consulting regarding product planning, market development, marketing and public relations;

•

Consulting on corporate structure, employee stock option structure, warrant arrangements and intellectual property planning;

•

Introductions to potential strategic partners and other alliance candidates;

•

Introductions to prospective customers for the Company’s products or services;

•

Introductions to sources of financing and capital; and

•

Participation and attendance at meetings with the Company’s management, customers, strategic partners and financing allies, as requested by the Company.

Three Rivers Business Consulting, LLC. – Independent Contractor Agreement

Exhibit 2

“Compensation”

Contractor shall receive a total of Two-Hundred Fifty Thousand (250,000) Shares (“Shares”) of the Company’s Common Stock to vest immediately upon the Effective Date of this Agreement, subject to compliance with this Agreement and applicable securities laws. The Shares described herein shall be fully vested, but shall be issued in certificated form after the Company completes the proposed reverse split of Common Stock (these are post-reverse split Shares).

Contractor acknowledges that if its status (or its members/owners status) as an “Accredited Investor” changes, such that Contractor (or its members/owners) are no longer deemed to be “Accredited Investors” the Company may withhold issuing the Shares if such issuance(s) would materially affect the Company’s ability to comply with applicable securities laws. The withholding of such issuance shall in no way affect the right to ownership in the Shares, but may delay the issuance until the Shares may be issued in a manner that allows the Company to comply with applicable securities laws.

Three Rivers Business Consulting, LLC. – Independent Contractor Agreement